Exhibit 16.1 - Letter from Deloitte & Touche LLP

November 12, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4 of One Price Clothing Stores, Inc. Form 8-K dated November 12, 2003, and we agree with the statements made therein.

/s/ Deloitte & Touche LLP